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                                                                  EXHIBIT (a)(4)

                          Offer to Purchase for Cash
                         All Outstanding Common Units
                    Representing Limited Partner Interests
                                      in

                        NATIONAL PROPANE PARTNERS, L.P.
                                      at

                          $12.00 Net Per Common Unit
                                      by

                            COLUMBIA PROPANE, L.P.,
                     the managing general partner of which
                        is a wholly-owned subsidiary of

                         COLUMBIA PROPANE CORPORATION


        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
  NEW YORK CITY TIME, ON THURSDAY, MAY 6, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                  April 9, 1999

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

  We have been appointed by Columbia Propane, L.P., a Delaware limited partnership (the "Purchaser"), which has as its managing general partner CP Holdings, Inc., a Delaware corporation ("Purchaser General Partner"), which is a wholly-owned subsidiary of Columbia Propane Corporation ("Purchaser Holdings"), to act as Dealer Manager in connection with the Purchaser's offer to purchase all outstanding common units representing limited partner interests (the "Common Units") in National Propane Partners, L.P., a Delaware limited partnership (the "Partnership"), at $12.00 per Common Unit, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated April 9, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the "Offer"). Holders of Common Units ("Unitholders") whose certificates for such Common Units ("Certificates") are not immediately available or who cannot deliver their Certificates and all other required documents to the Depositary (as defined below) prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Common Units according to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase. Purchaser Holdings is a wholly-owned subsidiary of Columbia Energy Group.

  Please furnish copies of the enclosed materials to those of your clients for whom you hold Common Units registered in your name or in the name of your nominee. Enclosed herewith are copies of the following documents:

  1. Offer to Purchase, dated April 9, 1999;

  2. Letter of Transmittal to be used by Unitholders accepting the Offer;

  3. The letter to Unitholders from National Propane Corporation, the managing general partner of the Partnership ("National MGP");

  4. A printed form of letter that may be sent to your clients for whose account you hold Common Units in your name or in the name of your nominee, with space provided for obtaining such client's instructions with regard to the Offer;
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  5. Notice of Guaranteed Delivery to be used to accept the Offer if neither of the two procedures for tendering the Common Units set forth in the Offer to Purchase can be completed on a timely basis; and

  6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

  WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MAY 6, 1999, UNLESS THE OFFER IS EXTENDED.

  The Offer is being made pursuant to a Purchase Agreement dated as of April 5, 1999 (the "Purchase Agreement") among the Purchaser, Purchaser General Partner, Purchaser Holdings, the Partnership, National MGP, National Propane SGP, Inc., the special general partner of the Partnership, and Triarc Companies, Inc., the indirect parent of the general partners of the Partnership. Pursuant to the Purchase Agreement, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Partnership will be merged with and into the Purchaser, with the Purchaser surviving the merger (the "Merger"). On the effective date of the Merger, each outstanding Common Unit not tendered in the Offer (other than those held by direct or indirect wholly-owned subsidiaries of Purchaser General Partner) will be converted into the right to receive $12.00 per Common Unit, net to the seller in cash, without interest, as set forth in the Purchase Agreement and described in the Offer to Purchase.

  THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE HAVING BEEN VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER THAT NUMBER OF COMMON UNITS THAT CONSTITUTES AT LEAST A MAJORITY OF THE THEN OUTSTANDING COMMON UNITS OF THE PARTNERSHIP ON A FULLY DILUTED BASIS. THE OFFER IS ALSO SUBJECT TO CERTAIN OTHER TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE. SEE SECTIONS 1, 14 AND 15 OF THE OFFER TO PURCHASE.

  THE BOARD OF DIRECTORS OF NATIONAL MGP, MANAGING GENERAL PARTNER OF THE PARTNERSHIP (THE "NATIONAL BOARD"), ACTING ON THE RECOMMENDATION OF THE SPECIAL COMMITTEE OF THE NATIONAL BOARD, HAS UNANIMOUSLY APPROVED AND ADOPTED THE PURCHASE AGREEMENT, THE OFFER AND THE MERGER, AND HAS DETERMINED THAT THE OFFER AND THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF THE UNITHOLDERS AND RECOMMENDS THAT THE UNITHOLDERS ACCEPT THE OFFER AND TENDER THEIR COMMON UNITS.

  In all cases, payment for Common Units accepted for payment pursuant to the Offer will be made only after timely receipt by ChaseMellon Shareholder Services, L.L.C. (the "Depositary") of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Common Units, (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in
Section 2 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering Unitholders may be paid at different times depending upon when certificates for Common Units or Book-Entry Confirmations with respect to Common Units are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID BY THE PURCHASER ON THE PURCHASE PRICE OF THE COMMON UNITS, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

  If Unitholders wish to tender, but it is impracticable for them to forward their Certificates or other required documents prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified in
Section 2 of the Offer to Purchase.
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  None of the Purchaser, Purchaser General Partner or Purchaser Holdings will pay any fees or commissions to any broker or dealer or other person (other than the Dealer Manager, the Information Agent and the Depositary as described in the Offer to Purchase) in connection with the solicitation of tenders of Common Units pursuant to the Offer. However, you will be reimbursed upon request for customary mailing and handling expenses incurred by you in forwarding the enclosed offering materials to your customers.

  The Purchaser will pay any U.S. Federal, state or local transfer taxes with respect to the transfer and sale of Common Units to the Purchaser or its order pursuant to the Offer, except as otherwise provided in Instruction 6 to the Letter of Transmittal.

  Any inquiries you may have with respect to the Offer should be directed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth on the back cover of the enclosed Offer to Purchase.

  Additional copies of the enclosed material may be obtained from the Information Agent at the address and telephone numbers set forth on the back cover of the enclosed Offer to Purchase.

                                          Very truly yours,

                                          PaineWebber Incorporated

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF THE PURCHASER, PURCHASER GENERAL PARTNER, PURCHASER HOLDINGS, THE DEPOSITARY, THE INFORMATION AGENT, THE DEALER MANAGER OR ANY AFFILIATE OF ANY THEREOF OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.